STOCK PURCHASE AGREEMENT

This Stock Purchase Agreement (this “Agreement”) is made and entered into as of September__, 2007 by and among Sanguine Corporation a Nevada corporation (the “Company”), and Terra Silex Holdings LLC, a Pennsylvania LLC (the “Investor”).

WHEREAS, the Company desires to issue to the Investor, and the Investor desires to purchase from the Company, shares of $.001 par value per share Common Stock (the “Stock”), pursuant to an exemption from registration under Regulation D under the Securities Act of 1933, as amended as of the date of this Agreement (the “1933 Act”), on the terms and conditions set forth in this Agreement;

NOW, THEREFORE, the parties hereby agree as follows:

Agreement to Purchase and Sell the Stock.  The Company will issue and sell to the Investor and the Investor agrees to purchase TWO MILLION (2,000,000) shares of Stock for a purchase price of ONE HUNDRED THOUSAND dollars ($100,000.00) (the “Purchase Price”) pursuant to an exemption from registration provided by Regulation D promulgated under the 1933 Act. (*Regulation D qualified shares refers to Shares issued by company under Regulation D, Rule 501-508 of the Securities Act of 1933 ((“The Act”)).  The parties agree that the Distributions contemplated herein shall qualify as limited offerings under Regulation D using either Rule 504, 505,or 506 and therefore, the transaction need not be reported to the SEC  and the shares need not be registered.)

1. Closing and Payment.

1.1 The Company will sell and, subject to the terms and conditions hereof, and in reliance upon the written representations and warranties of the Company, the Investor will purchase, at a single closing, the Stock.  The   closing shall be held on or before September 28, 2007 (the “Closing”). Within one (1) business day of the Closing, the Company will deliver to the Investor original stock certificates in the Investor’s name and in such denominations as the Investor may specify prior to the Closing.  The Purchase Price shall be paid by check or wire transfer of immediately available funds to the account designated by the Company in writing prior to the Closing.

2.         Representations and Warranties of the Company. The Company hereby represents and warrants to the Investor that the statements in the following paragraphs of this Section 3 are all true and complete as of the date hereof:

2.1 Organization. The Company is a corporation duly organized, validly existing and in good standing under the laws of Nevada, and has full corporate power and authority to conduct its business as and to the extent now conducted and to own, use and lease its assets and properties.  The Company has full corporate power and authority to execute and deliver this Agreement, and to perform its obligations hereunder, and to consummate the transactions contemplated hereby.

2.2 Authority; Due Authorization.  The execution and delivery by the Company of this Agreement, and the performance by the Company of its obligations hereunder, have been duly and validly authorized by the Board of Directors of the Company, no other corporate action on the part of the Company or its respective shareholders being necessary.  This Agreement has been duly and validly executed and delivered by the Company, and upon the delivery by the Company of the Stock will constitute, a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms.

2.3 No Conflicts.  The execution and delivery by the Company of this Agreement does not, and the performance by the Company of its obligations under this Agreement and the consummation of the transactions contemplated hereby will not:

2.3.1 conflict with or result in a violation or breach of any of the terms, conditions or provisions of the certificate of incorporation or by-laws (or other comparable corporate charter document) of the Company;

2.3.2 conflict with or result in a violation or breach of any term or provision of any law or order applicable to the Company or any of its assets and properties; or

2.3.3 (a) conflict with or result in a violation or breach of, (b) constitute (with or without notice or lapse of time or both) a default under, (c) require the Company or any other person or entity  to obtain any consent, approval or action of, make any filing with or give any notice to any person or entity as a result or under the terms of, or (d) result in the creation or imposition of any lien upon the Company or any of its assets or properties under, any contract or license to which the Company is a party or by which any of its assets and properties is bound.

3.         Representations, Warranties and Certain Agreements of Investor. Investor hereby represents and warrants to, and agrees with, the Company that:

3.1       Authorization. This Agreement constitutes its valid and legally binding obligation, enforceable in accordance with its terms.  Investor represents that Investor has full power and authority to enter into this Agreement.

3.2 Purchase for Own Account. The Stock to be purchased by the Investor hereunder will be acquired for investment for Investor’s own account, not as a nominee or agent.

3.3 Investment Experience. INVESTOR UNDERSTANDS THAT THE PURCHASE OF THE STOCK INVOLVES SUBSTANTIAL RISK.

INVESTOR (A) HAS EXPERIENCE AS AN INVESTOR IN SECURITIES OF COMPANIES IN THE DEVELOPMENT STAGE AND ACKNOWLEDGES THAT INVESTOR CAN BEAR THE ECONOMIC RISK OF INVESTOR’S INVESTMENT IN THE STOCK AND (B) HAS SUCH KNOWLEDGE AND EXPERIENCE IN FINANCIAL OR BUSINESS MATTERS THAT INVESTOR IS CAPABLE OF EVALUATING THE MERITS AND RISKS OF THIS INVESTMENT IN THE STOCK AND PROTECTING INVESTOR’S INTERESTS IN CONNECTION WITH THIS INVESTMENT.

3.4 Accredited Investor Status. The Investor is an “accredited investor” within the meaning of Rule 502 of Regulation D promulgated under the 1933Act.

4.         General Provisions.

4.1  Survival of Warranties; Investigation. The representations, warranties and covenants of the Company and Investor contained in or made pursuant to this Agreement shall survive the execution and delivery of this Agreement and the Closing.  It shall be no defense to an action for breach of this Agreement that Investor or its agents have (or have not) made investigations into the affairs of the Company or that the Company could not have known of the misrepresentation or breach of warranty.  Damages for breach of a representation or warranty or other provision of this Agreement shall not be diminished by alleged tax savings resulting to the complaining party as a result of the loss complained of.

4.2 Successors and Assigns. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties.

4.3 Governing Law; Jurisdiction. The agreements associated with this transaction will all be subject to Pennsylvania law.  Disputes will be resolved through the use of a nationally recognized arbitration group.  The location of any arbitration or legal proceeding will be in Pennsylvania.

EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY).  EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

4.4 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same agreement.  A telefaxed copy of this Agreement shall be deemed an original.

4.5 Headings. The headings and captions used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.  All references in this Agreement to sections, paragraphs, exhibits and schedules shall, unless otherwise provided, refer to sections and paragraphs hereof and exhibits and schedules attached hereto, all of which exhibits and schedules are incorporated herein by this reference.

4.6 Notices. All notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by facsimile, as follows:

If to the Investor:

Terra Silex Holdings LLC.

240 Main Street

Denver, PA 17517

Attention: Alfonso Knoll

Facsimile: 610-678-7926

If to the Company:

Sanguine Corporation

101 E. Green Street. Suite 6

Pasadena, CA 9ll08

_______________________________

Facsimile No.: 626-405-1041

Except as otherwise provided in this Agreement, all such communications shall be deemed to have been duly given when transmitted by telecopier or personally delivered or, in the case of a mailed notice, upon receipt, in each case given or addressed as aforesaid.  Any party hereto may change its address or facsimile number for notices and other communications hereunder by notice to the other parties hereto.

4.7 Costs, Expenses. Each party hereto shall bear their own costs in connection with the preparation, execution and delivery of this Agreement.

4.8 Amendments and Waivers. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company, and the Investor.  No delay or omission to exercise any right, power, or remedy accruing to the Investor, upon any breach, default or noncompliance of the Company under this Agreement shall impair any such right, power, or remedy, nor shall it be construed to be a waiver of any such breach, default or noncompliance, or any acquiescence therein, or of any similar breach, default or noncompliance thereafter occurring.  All remedies, either under this Agreement, by law, or otherwise afforded to the Investor, shall be cumulative and not alternative.

4.9 Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision(s) shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision(s) were so excluded and shall be enforceable in accordance with its terms.

4.10 Entire Agreement. This Agreement, together with all exhibits and schedules hereto, constitutes the entire agreement and understanding of the parties with respect to the subject matter hereof and supersedes any and all prior negotiations, correspondence, agreements, understandings duties or obligations between the parties with respect to the subject matter hereof.

4.11 Further Assurances. From and after the date of this Agreement, upon the request of the Investor or the Company, the Company and the Investor shall execute and deliver such instruments, documents or other writings as may be reasonably necessary or desirable to confirm and carry out and to effectuate fully the intent and purposes of this Agreement.

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

THE COMPANY:

Sanguine Corporation

By: /s/T. C. Drees

Title: Chairman & CEO

INVESTOR:

TERRA SILEX HOLDINGS LLC

By: /s/Alfonso Knoll

Title: CEO